UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2003

GALEY & LORD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20080	56-1593207
(Commission File Number)	(IRS Employer Identification Number)

980 Avenue of the Americas, New York, NY 10008

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (212) 465-3000

ITEM 5.	OTHER EVENTS

On July 1, 2003, Galey & Lord, Inc. (the “Company”) announced that it received an interim order from the U.S. Bankruptcy Court for the Southern District of New York approving the retainer of the New York-based firm, Alvarez & Marsal, Inc. (“A&M”), and its restructuring professionals. A&M will supplement existing management with professionals led by Peter A. Briggs, a managing director at A&M. Mr. Briggs will serve as Chief Restructuring Officer of the Company and will report to Arthur C. Wiener, Chairman and Chief Executive Officer of the Company. The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing this decision.

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ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

99.1	Press Release, dated July 1, 2003

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALEY & LORD, INC.

By:	/s/ LEONARD F. FERRO
Leonard F. Ferro Vice President

Date: July 3, 2003

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